Exhibit 24(b)(8.112)

FOURTH AMENDMENT TO SERVICES AGREEMENT

This Fourth Amendment dated as of July 28, 2016 by and between Voya Retirement Insurance and Annuity Company (formerly, ING Life Insurance and Annuity Company and Aetna Life Insurance and Annuity Company) (“Voya Retirement”), Voya Institutional Plan Services, LLC (formerly, ING Institutional Plan Services, LLC) (“Voya Institutional”), Voya Financial Partners, LLC (formerly, ING Financial Advisers, LLC) (collectively, “Voya”), Goldman, Sachs & Co. (“Distributor”) and Goldman Sachs Trust dated as of May 1, 1999, as amended on September 1, 2004, July 29, 2009 and November 1, 2015.  Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, the parties wish to add Goldman Sachs Trust II as a party to the Agreement and make certain series of Goldman Sachs Trust II available under the Agreement; and

            WHEREAS, the parties desire to amend said Agreement in the manner hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.      All references in the Agreement to “Fund” or “Funds” shall be deemed to apply, as applicable, each series of Goldman Sachs Trust and Goldman Sachs Trust II.

2.      Section 15(b) is hereby amended by replacing “To Distributor:  Goldman, Sachs & Co., 32 Old Slip, New York, NY 10004, Attn: James McNamara” with the following:

To Distributor:

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Attn: James McNamara

3.      Exhibit III to the Agreement is hereby deleted and replaced by Exhibit III attached hereto.

4.      The terms and conditions of the Agreement remain in full force and effect except as amended above.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Seventh Amendment as of the date set forth above.

VOYA FINANCIAL PARTNERS, LLC

By:  /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

Date:  7/28/16

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By:  /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

Date:  7/28/16

VOYA INSTITUTIONAL PLAN SERVICES, LLC

By:  /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

Date:  7/28/16

GOLDMAN, SACHS & CO.

By:  James McNamara

Name:

Title:

Date:

GOLDMAN SACHS TRUST

By:  James McNamara

Name:

Title:

Date:

GOLDMAN SACHS TRUST II

By:  James McNamara

Name:

Title:

Date:

EXHIBIT III

AVAILABLE FUNDS

The Goldman Sachs Equity Funds (all equity series of Goldman Sachs Trust) (“Equity Funds”), The Goldman Sachs Target Date Funds (all target date portfolios of Goldman Sachs Trust II) (“Target Date Funds”), Goldman Sachs Fixed Income Funds (all fixed income series of Goldman Sachs Trust and the Income Strategies Portfolio) (“Fixed Income Funds”) and the Goldman Sachs Financial Square Government Money Market Fund (“Gov’t Money Market Fund”).

APPLICABLE FEES

Fund and Share Class	Sub-Transfer Agent Fee	Service Fee[1]	Additional Fee2
Service Shares – Equity Funds	X.XX%	X.XX%3	X.XX%
Service Shares – Fixed Income Funds	X.XX%	X.XX%3	X.XX%
Service Shares – Target Date Funds	X.XX%	X.XX%3	X.XX%
A Shares – Equity Funds	X.XX%	X.XX%	X.XX%
A Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
A Shares – Target Date Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Target Date Funds	X.XX%	X.XX%	X.XX%
R Shares – Equity Funds	X.XX%	X.XX%	X.XX%
R Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
R Shares – Target Date Funds	X.XX%	X.XX%	X.XX%
IR Shares – Equity Funds	X.XX%	X.XX%	X.XX%
IR Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
IR Shares – Target Date Funds	X.XX%	X.XX%	X.XX%
R6 Shares – Equity Funds	X.XX%	X.XX%	X.XX%
R6 Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
R6 Shares – Target Date Funds	X.XX%	X.XX%	X.XX%
A Shares – Gov’t Money Market Fund	X.XX%	X.XX%	X.XX%
Institutional Shares – Gov’t Money Market Fund	X.XX%	X.XX%	X.XX%
R6 Shares – Gov’t Money Market Fund	X.XX%	X.XX%	X.XX%

1 The Service Fee is paid out of Fund assets.

2 The Additional Fee is paid from the profits of Goldman Sachs Asset Management, L.P.

3 The fees consist of a x.xx% fee for personal and account maintenance services pursuant to a service plan and a x.xx% fee for shareholder administration services pursuant to a separate shareholder administration plan.  The service plan, but not the shareholder administration plan, is subject to the requirements of Rule 12b-1 under the Investment Company Act.

Exhibit III (continued)

The fees are as follows for the Plans invested in the Funds, which Voya provided administrative and record keeping services prior to July 29, 2009:

Fund and Share Class	Sub-Transfer Agent Fee	Service Fee4	Additional Fee5
Service Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Service Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
A Shares – Equity Funds	X.XX%	X.XX%	X.XX%
A Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Mid Cap Value Fund	X.XX%	X.XX%	X.XX%
Institutional Shares – Small Cap Value Fund; Growth Opportunities Fund; Large Cap Value Fund	X.XX%	X.XX%	X.XX%

4 The Service Fee is paid out of Fund assets.

5 The Additional Fee is paid from the profits of Goldman Sachs Asset Management, L.P.